EXHIBIT 2
                                                                       ---------



                          STOCKHOLDER SUPPORT AGREEMENT

         THIS STOCKHOLDER SUPPORT AGREEMENT, dated as of January 5, 2003 (this "AGREEMENT"), by and between Automatic Data Processing, Inc., a Delaware corporation ("PARENT") and the stockholders of the Company listed on the signature page hereto (collectively, the "STOCKHOLDERS"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

         WHEREAS, concurrently with the execution of this Agreement, ProBusiness Services, Inc., a Delaware corporation (the "COMPANY"), Parent and ADP Merger Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("MERGER SUB") have entered into an Agreement and Plan of Merger, as it may be amended from time to time (the "MERGER AGREEMENT"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, and the Company will continue as the surviving corporation (the "MERGER"); and

         WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Stockholders agree, and in order to induce Parent to enter into the Merger Agreement, the Stockholders are willing, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

         Section 1.        DEFINITIONS. For purposes of this Agreement:

                  (a) "COMPANY COMMON STOCK" shall mean the shares of common stock, par value $0.001 per share, of the Company.

                  (b) "COMPANY CAPITAL STOCK" shall mean the shares of capital stock of the Company, including, without limitation, the Company Common Stock and the Company Preferred Stock.

                  (c) "COMPANY PREFERRED STOCK" shall mean the shares of 6.9% Senior Convertible Preferred Stock, par value 0.001 per share, of the Company.

                  (d) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  (e)      "EXPIRATION DATE" shall mean the earlier to occur of
(i) the date upon which the Merger Agreement is validly terminated in accordance with its terms, (ii) the Effective Time or (iii) the date upon which the Merger Agreement is amended to reduce either the Per Share Amount or the Preferred Per Share Liquidation Amount, if the Stockholder (or its designee to the board of directors) in his or its designee's capacity as a director of the Company did not vote in favor of or consent to such amendment.

                  (f) Each Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if such Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of such security. Without duplicative counting of the same securities by the same holder, securities Owned by a holder shall include securities Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act other than parties to this Agreement.

                  (g) "SUBJECT SECURITIES" shall mean: (i) the Existing Securities (as defined in Section 5(a) below); (ii) any shares of Company Capital Stock distributed prior to the termination of this Agreement in respect of Subject Securities by reason of a stock dividend, stock-split, recapitalization, reclassification, combination, merger, exchange of shares or otherwise; and (iii) all additional securities of Company (including all additional shares of Company Capital Stock and all additional options, warrants and other rights to acquire shares of Company Capital Stock) of which the Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

                  (h) A Person shall be deemed to have effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, tenders, pledges, encumbers, grants an option with respect to, transfers or disposes of Ownership of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, tender of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of Ownership of such security or any interest therein.

         Section 2.        VOTING OF SHARES.

                  (a) During the period from the date of this Agreement through the Expiration Date, each Stockholder covenants and agrees that, at any meeting of the stockholders of the Company, however called, and regardless of whether such meeting is a special or annual meeting of stockholders of the Company, or at any adjournment thereof, or in connection with any action by written consent by the stockholders of the Company, such Stockholder will vote, or cause to be voted, all Subject Securities

                           (i)      in favor of the approval of the Merger and
the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement; and

                           (ii)     against any Acquisition Proposal with
respect to the Company.

         Section 3.        GRANT OF PROXY; REVOCATION OF PROXIES; RELIANCE.

                  (a) Each Stockholder hereby irrevocably grants to and appoints James B. Benson and Gary Butler or either of them in their respective capacities as officers of Parent, with full power of substitution (such individuals and their substitutes each being referred to herein as the "PROXY"), as attorneys and proxies to vote all Subject Securities in favor of the matters referred to in clauses (i) and (ii) of Section 2 above. Each Stockholder agrees that the Proxy may, in such Stockholder's name and stead, (i) attend any annual or special meeting of stockholders of the Company (including any and all adjournments and postponements thereof) and vote all Subject Securities in favor of the matters referred to in clauses (i) and (ii) of Section 2 above at any such annual or special meeting (including any and all adjournments and postponements thereof), and (ii) execute with respect to all Subject Securities any written consent with respect to matters referred to in clauses (i) and (ii) of Section 2 above. Each Stockholder agrees that, prior to the Expiration Date, this grant of proxy pursuant to this SECTION 3(A) is irrevocable and coupled with an interest and agrees that the Persons designated as the Proxy pursuant hereto may at any time name any other person who is an officer of Parent as a substitute Proxy hereunder to act pursuant hereto, either as to a specific matter or as to all matters.

                  (b) Each Stockholder hereby represents that any proxies heretofore given in respect of the Subject Securities that are inconsistent with the proxy granted pursuant to Section 3(a) above are not irrevocable, and that any such proxies are hereby revoked.

                  (c) Each Stockholder understands and acknowledges that Parent and Merger Sub have entered into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

         Section 4. TRANSFER OF SUBJECT SECURITIES. Each Stockholder hereby agrees and covenants that, during the period from the date of this Agreement through the Expiration Date:

                  (a) RESTRICTION ON TRANSFERS. Except as may otherwise be agreed to by Parent in writing, such Stockholder shall not Transfer or consent to any Transfer of Ownership of any or all of the Subject Securities, or any interest therein if such Transfer would result in such Stockholder no longer having the power to vote, or cause to be voted, the Subject Securities in accordance with the terms of this Agreement; provided, HOWEVER, a Stockholder may Transfer Subject Securities to any Person so long as such Person shall have
(i) executed a counterpart of this Agreement and (ii) agreed to hold such Subject Securities subject to the terms and provisions of this Agreement to the same extent as such Stockholder. Notwithstanding anything contained herein to the contrary:

                           (i)      a Stockholder may Transfer any of the
Subject Securities that have been pledged pursuant to the forward contracts established prior to the date of this Agreement set forth in Schedule I;

                           (ii)     if a Stockholder is also a director of the
Company, such Stockholder may Transfer the Subject Securities in accordance with the terms of such Stockholder's trading plan established for the periodic sale of Company Common Stock implemented pursuant to the Securities and Exchange Commission Rule 10b5-1(c) in effect as of the date hereof; and

                           (iii)    if a Stockholder is also a director of the
Company, such Stockholder may Transfer any of the Subject Securities that have been pledged by such Stockholder pursuant to the terms of the margin loan accounts established prior to the date of this Agreement set forth in Schedule I.

                  (b) RESTRICTIONS ON PROXIES AND VOTING ARRANGEMENTS. Except as otherwise provided herein, such Stockholder shall not (i) grant any proxy, power-of-attorney or other authorization in or with respect to the Subject Securities that is inconsistent with the proxy granted pursuant to
Section 3(a) above or (ii) deposit any of the Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Securities that would impair such Stockholder's ability to comply with its obligations pursuant to this Agreement.

                  (c) STOP TRANSFER. Such Stockholder shall not request that the Company register any Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Existing Securities, unless such Transfer is made in compliance with this Agreement.

                  (d) WAIVER OF APPRAISAL RIGHTS. Each Stockholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal or rights to dissent in connection with the Merger (or other business combination pursuant to the Merger Agreement) that such Stockholder may have with respect to the Subject Securities.

         Section 5.        REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.
Each Stockholder hereby represents and warrants to Parent as follows:

                  (a) OWNERSHIP OF SECURITIES. On the date hereof, such Stockholder beneficially Owns, or has the sole power to direct the voting of, the Company Capital Stock set forth next to such Stockholder's name on SCHEDULE I hereto (the "EXISTING Securities"). On the date hereof, the Existing Securities constitute all of the shares of voting capital stock of the Company beneficially Owned by such Stockholder or as to which such Stockholder has the sole power to direct the voting of the shares.

                  (b) POWER; BINDING AGREEMENT. Such Stockholder has the power (or, if applicable, corporate power) and authority to enter into and perform all of such Stockholder's obligations hereunder, including, without limitation, the power and authority to vote the Subject Securities in accordance with SECTION 2 hereof and to grant the proxy in accordance with SECTION 3 hereof. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against the Stockholder in accordance with its terms, except that
(A) such enforcement may be subject to applicable bankruptcy, insolvency, moratorium, or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (c)      NO CONFLICTS.

                           (i)      The execution and delivery of this Agreement
and the Proxy by such Stockholder do not, and the performance of this Agreement and the Proxy by such Stockholder will not: (A) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to such Stockholder or by which such Stockholder or any of such Stockholder's properties is or may be bound or affected, or (B) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's affiliates or properties is or may be bound or affected.

                           (ii)     The execution and delivery of this Agreement
by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of his or its obligations under this Agreement.

                  (d)      NO ENCUMBRANCES. Except:

                           (i)      as established hereby;

                           (ii)     for Existing Securities subject to a pledge
agreement in effect prior to the date of this Agreement and set forth in
Schedule I;

                           (iii)    for Existing Securities subject to forward
purchase Contracts in effect prior to the date of this Agreement and set forth in Schedule I; or

                           (iv)     if a Stockholder is also a director of the
Company, for Existing Securities that have been pledged by such Stockholder pursuant to a margin loan account prior to the date of this Agreement as set forth on Schedule I,

the Existing Securities are now and, at all times during the term hereof, will be held by the Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all securities interests, liens, power of attorney, pledges, options, proxies, voting trusts, agreements, understandings or arrangements whatsoever, in each case, that could reasonably be expected to materially hinder or impede such Stockholder's ability to perform its obligations hereunder.

         Section 6. TERMINATION. This Agreement and the covenants, representations, warranties, and agreements contained herein shall terminate upon the Expiration Date. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; PROVIDED, HOWEVER, that nothing contained herein shall relieve any party from any liability for such party's breach of this Agreement prior to termination.

         Section 7. ELECTION AND WAIVER. If a Stockholder Owns shares of Company Preferred Stock, such Stockholder agrees that subject to and effective upon the Closing, such Stockholder hereby irrevocably and unconditionally: (A) elects under Section 4(d) of the Certificate of Designation for the Company Preferred Stock (the "CERTIFICATE OF DESIGNATION") to treat the Merger as a deemed Liquidation (as defined in the Certificate of Designation) pursuant to
Section 4 thereof; and (B) waives the right to receive notice of the Merger pursuant to Section 8(g) and Section 8(h) of the Certificate of Designation.

         Section 8.        MISCELLANEOUS.

                  (a) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile (with a confirmatory copy sent by overnight courier), by overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this SECTION 8(A)):

         if to Parent:

         Automatic Data Processing, Inc.
         One ADP Boulevard
         Roseland, NJ  07068-1728
         Attention:  President, Employer Services Group
         Facsimile:  (973) 974-3305
         with a copy to:

         Automatic Data Processing, Inc.
         One ADP Boulevard
         Roseland, NJ 07068-1728
         Attention:  General Counsel
         Facsimile:  (973) 974-3324

         with a copy to:

         Paul, Weiss, Rifkind, Wharton & Garrison
         1285 Avenue of the Americas
         New York, NY 10019-6064
         Attention:  Richard S. Borisoff, Esq.

         Telephone No.:  (212) 373-3000
         Facsimile No.:  (212) 757-3990

         if to Stockholder, as stated on Schedule I hereto.

                  (b) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

                  (c) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                  (d) ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that, except as provided herein, no party may assign, delegate or otherwise transfer any of its rights or obligations hereunder, in whole or in part, by operation of law or otherwise by any of the parties, without the consent of the other parties hereto.

                  (e) PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  (f) SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  (g) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

                  (h) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                  (i) FURTHER ASSURANCES. From time to time prior to the Expiration Date, at the request of Parent, such Stockholder shall execute and deliver to Parent, or cause the record holder of Subject Securities to execute and deliver to Parent, such additional letters or instruments to comply with applicable law and stock exchange rules as Parent may reasonably request in connection with such Stockholder's obligations under this Agreement.

                  (j) DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (k) AMENDMENT, MODIFICATION AND WAIVER. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the party hereto against whom such amendment, modification or waiver is sought to be entered.

                  (l) COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  (m) NO LIMITATION ON ACTIONS OF STOCKHOLDER AS DIRECTOR. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Stockholder or any of its designees is a director or officer of the Company, nothing in this Agreement is intended or shall be construed to require such Stockholder (or any of its designees), in such Stockholder's (or any such designee's) capacity as a director or officer of the Company, to fail to act in accordance with such Stockholder's (or any such designee's) fiduciary duties in such capacity.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.


                                   PARENT:


                                   AUTOMATIC DATA PROCESSING, INC.


                                   By:  /s/ Arthur F. Weinbach
                                        ---------------------------------------
                                   Name:      Arthur F. Weinbach
                                        ---------------------------------------
                                   Title:     Chairman and CEO
                                        ---------------------------------------





                 SIGNATURE PAGE TO STOCKHOLDER SUPPORT AGREEMENT

                                   STOCKHOLDERS:

                                   GENERAL ATLANTIC PARTNERS 39, L.P.

                                   By:  GENERAL ATLANTIC PARTNERS, LLC,
                                        its General Partner


                                        By: /s/ Matthew Nimetz
                                            -----------------------------------
                                            Name:   Matthew Nimetz
                                            Title:  A Managing Member


                                   GAP COINVESTMENT PARTNERS, L.P.


                                   By:  /s/ Matthew Nimetz
                                        ---------------------------------------
                                        Name:   Matthew Nimetz
                                        Title:  A General Partner


                                   GENERAL ATLANTIC PARTNERS 70, L.P.

                                   By:  GENERAL ATLANTIC
                                        PARTNERS, LLC, its General
                                        Partner


                                        By: /s/ Matthew Nimetz
                                            -----------------------------------
                                            Name:   Matthew Nimetz
                                            Title:  A Managing Member





                 SIGNATURE PAGE TO STOCKHOLDER SUPPORT AGREEMENT

                                   GAP COINVESTMENT PARTNERS II, L.P.


                                   By:  /s/ Matthew Nimetz
                                        ---------------------------------------
                                        Name:   Matthew Nimetz
                                        Title:  A General Partner


                                   GENERAL ATLANTIC PARTNERS 74, L.P.

                                        By: GENERAL ATLANTIC
                                            PARTNERS, LLC, its General
                                            Partner


                                            By: /s/ David C. Hodgson
                                                -------------------------------
                                                Name:   David C. Hodgson
                                                Title:  A Managing Member


                                   GAPSTAR, LLC

                                        By: GENERAL ATLANTIC
                                            PARTNERS, LLC, its Managing
                                            Member


                                            By: /s/ Matthew Nimetz
                                                -------------------------------
                                                Name:   Matthew Nimetz
                                                Title:  A Managing Member


                                   GAPCO GMBH & CO. KG

                                        By: GAPCO MANAGEMENT GMBH,
                                            its General Partner


                                            By: /s/ Matthew Nimetz
                                                -------------------------------
                                                Name:   Matthew Nimetz
                                                Title:  Managing Director





                 SIGNATURE PAGE TO STOCKHOLDER SUPPORT AGREEMENT

                                   INTERPRO HOLDINGS, LLC


                                   By:  /s/ Thomas H. Sinton
                                        ---------------------------------------
                                        Name:   Thomas H. Sinton
                                        Title:  President





                 SIGNATURE PAGE TO STOCKHOLDER SUPPORT AGREEMENT

                                   SCHEDULE I

----------------------------------------------------------------------------------------------------------------------
                                   NUMBER OF SHARES       NUMBER OF SHARES OF COMPANY         NUMBER OF EXISTING
STOCKHOLDER                        OF COMPANY              PREFERRED STOCK OWNED OF         SECURITIES TRANSFERRED
                                   COMMON STOCK OWNED    RECORD (EXCLUDING ANY ACCRUED    PURSUANT TO 10B5-1 TRADING
                                   OF RECORD             BUT UNPAID DIVIDENDS PAYABLE     PLAN; PLEDGED PURSUANT TO
                                                         IN SHARES OF PREFERRED STOCK)    MARGIN LOAN OR OTHERWISE;
                                                                                            AND SUBJECT TO FORWARD
                                                                                                  CONTRACTS
----------------------------------------------------------------------------------------------------------------------
General Atlantic Partners 39,      1,851,009            None                             None
L.P.

c/o General Atlantic Service
Corporation
3 Pickwick Plaza
Greenwich, Connecticut 06830
Telecopy:  (203) 622-8818
Attn:  Mr. David Hodgson
----------------------------------------------------------------------------------------------------------------------
General Atlantic Partners 70,      None                 915,515 (convertible into        None
L.P.                                                    approximately 951,566 shares
                                                        of Common Stock)
c/o General Atlantic Service
Corporation
3 Pickwick Plaza
Greenwich, Connecticut 06830
Telecopy:  (203) 622-8818
Attn:  Mr. David Hodgson
----------------------------------------------------------------------------------------------------------------------
General Atlantic Partners 74,      1,095,667            None                             None
L.P.

c/o General Atlantic Service
Corporation
3 Pickwick Plaza
Greenwich, Connecticut 06830
Telecopy:  (203) 622-8818
Attn:  Mr. David Hodgson
----------------------------------------------------------------------------------------------------------------------
GAP Coinvestment Partners, L.P.    323,190              None                             None

c/o General Atlantic Service
Corporation
3 Pickwick Plaza
Greenwich, Connecticut 06830
Telecopy:  (203) 622-8818
Attn:  Mr. David Hodgson
----------------------------------------------------------------------------------------------------------------------
GAP Coinvestment Partners II,      152,307              145,805 (convertible into        None
L.P.                                                    approximately 151,547 shares
                                                        of Common Stock)
c/o General Atlantic Service
Corporation
3 Pickwick Plaza
Greenwich, Connecticut 06830
Telecopy:  (203) 622-8818
Attn:  Mr. David Hodgson
----------------------------------------------------------------------------------------------------------------------
GapStar, LLC                       83,333               70,755 (convertible into         None
                                                        approximately 73,541 shares of
c/o General Atlantic Service                            Common Stock)
Corporation
3 Pickwick Plaza
Greenwich, Connecticut 06830
Telecopy:  (203) 622-8818
Attn:  Mr. David Hodgson
----------------------------------------------------------------------------------------------------------------------
GAPCO GmbH & Co. KG                2,027                None                             None

c/o General Atlantic Service
Corporation
3 Pickwick Plaza
Greenwich, Connecticut 06830
Telecopy:  (203) 622-8818
Attn:  Mr. David Hodgson
----------------------------------------------------------------------------------------------------------------------
InterPro Holdings, LLC             1,000,000            None                             435,000 of the shares of
                                                                                         Common Stock are (i)
c/o General Atlantic Service                                                             subject to a forward
Corporation                                                                              purchase contract with
3 Pickwick Plaza                                                                         General Atlantic Partners
Greenwich, Connecticut 06830                                                             70, L.P., GapStar, LLC and
Telecopy:  (203) 622-8818                                                                GAP Coinvestment Partners
Attn:  Mr. David Hodgson                                                                 II, L.P. and (ii) subject
                                                                                         to a pledge agreement
                                                                                         securing such forward
                                                                                         purchase contracts
----------------------------------------------------------------------------------------------------------------------